UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 4, 2008

STRATUS MEDIA GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada
(State of Incorporation)

000-24477	86-0776876
(Commission File Number)	(I.R.S. Employer Identification No.)

8439 Sunset Boulevard, 3rd Floor, West Hollywood, CA	90069
(Address of Principal Executive Offices)	(Zip Code)

(323) 656-2222
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 4.01	CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

Explanatory Note

 This amended Current Report on Form 8-K/A (“8-K/A”) is being filed to amend the Report on Form 8-K regarding a change in certifying accountant filed with the Securities and Exchange Commission on August 4, 2008 (“Original 8-K”), to include that there were no disagreements, resolved or not, between Stratus Media Group, Inc. (“Company”) and Gruber & Company, LLC (“Gruber”) on any matters of accounting principles or practices, financial statement disclosure, or audit scope and procedures between January 1, 2008 and July 30, 2008, which was the date of Gruber’s dismissal as the principal independent accountant for the Company. Gruber was replaced by Goldman Parks Kurland Mohidin LLP.

Except for the added disclosure that there were no disputes with Gruber through the date of their dismissal and the attached letter from Gruber reflecting the same, this 8-K/A does not amend or update any other information contained in the Original 8-K.

The Company provided Gruber with a copy of this 8-K/A prior to its filing with the Securities and Exchange Commission, and requested that they furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether they agree with the statements made in this Current Report on Form 8-K, and if not, stating the aspects with which they do not agree. A copy of the letter provided from Gruber, dated October 6, 2008, is filed as Exhibit 16.1 to this Form 8-K.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description
16.1	Letter from Gruber & Company, LLC, dated October 6, 2008, regarding change in independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATUS MEDIA GROUP, INC.

Date: October 6, 2008	By:	/s/ PAUL FELLER
Paul Feller, Chief Executive Officer